EXHIBIT 16.1

Schneider Downs & Co., Inc.

One PPG Place, Suite 1700

Pittsburgh, PA 15222

December 20, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Midwest Energy Emissions Corp. for the event that occurred on December 17, 2018 and we agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Schneider Downs & Co., Inc.

Schneider Downs & Co., Inc.